UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 7, 2005 (July 1, 2005)

TODCO

(Exact name of registrant as specified in its charter)

Delaware	1-31983	76-0544217

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 W. Sam Houston Parkway South, Suite 800, Houston, Texas	77042-3615

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 278-6000

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 204.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX
Form of Employee Non-Qualified Stock Option Award Letter
Form of Employee Deferred Performance Unit Award Letter

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Officer Equity Grants. On July 1, 2005 Mr. Peter V. Bridle was appointed as TODCO’s Vice President, HS&E. In connection with his appointment Mr. Bridle was granted options to purchase 7,500 shares of our Class A Common Stock which vest in three equal annual installments and Deferred Performance Units representing the opportunity to earn up to 6,000 shares of the Company’s Class A Common Stock at the end of a three year performance period, both under the TODCO 2005 Long Term Incentive Plan. Mr. Bridle’s annual base salary was set at $120,000. Mr. Bridle will also participate in the TODCO 2005 Performance Bonus Plan described in Item 1.01 B. of TODCO’s Current Report on Form 8-K filed February 11, 2005 which is incorporated herein by reference. The forms of “Employee Non-Qualified Stock Option Award Letter” and “Employee Deferred Performance Unit Award Letter” used to make Mr. Bridle’s grants are attached to this report as exhibits and are incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits.

Exhibit number	Description
10.1	Form of Employee Non-Qualified Stock Option Award Letter under the TODCO 2005 Long Term Incentive Plan (attached hereto).

10.2	Form of Employee Deferred Performance Unit Award Letter under the TODCO 2005 Long Term Incentive Plan (attached hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TODCO

	By:	/s/ Randall A. Stafford

Randall A. Stafford
Vice President & General Counsel

Dated: July 7, 2005

EXHIBIT INDEX

Exhibit number	Description
10.1	Form of Employee Non-Qualified Stock Option Award Letter under the TODCO 2005 Long Term Incentive Plan (attached hereto).

10.2	Form of Employee Deferred Performance Unit Award Letter under the TODCO 2005 Long Term Incentive Plan (attached hereto).